Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	CONTACTS:
July 12, 2007
Media:
Russ Stolle
tel: +1 281 719 6624

Investor Relations:
John Heskett
tel: +1 801 584 5768

HUNTSMAN AGREES TO BE ACQUIRED BY HEXION FOR $28.00 PER SHARE

 TERMINATES MERGER AGREEMENT WITH BASELL

The Woodlands, Texas and Salt Lake City, Utah — Huntsman Corporation (NYSE: HUN) today announced that it has terminated the merger agreement with Basell AF (“Basell”) dated June 26, 2007 (the “Basell Agreement”) and has agreed to a definitive merger agreement (the “Hexion Agreement”) with Hexion Specialty Chemicals, Inc. (“Hexion”), an Apollo Management, L.P. (“Apollo”) portfolio company, pursuant to which Hexion will acquire Huntsman in a transaction with a total value of approximately $10.6 billion, including the assumption of debt (the “Hexion Transaction”).

Under the terms of the agreement, Hexion will acquire all of the outstanding common stock of Huntsman for $28.00 per share in cash.  The agreement also provides that the cash price per share to be paid by Hexion will increase at the rate of 8% per annum (inclusive of any dividends paid) beginning 270 days from July 12, 2007.

The Hexion Transaction was deemed to be a superior proposal to the Basell Agreement and was unanimously approved by the Board of Directors of Huntsman. Huntsman’s Board of Directors approved the agreement for the Hexion Transaction at the recommendation of a Transaction Committee comprised solely of Huntsman independent directors.  Hexion’s Board of Directors also has approved the agreement.

The transaction is subject to customary closing conditions, including regulatory approval in the U.S. and in Europe, as well as the approval of Huntsman shareholders. Entities controlled by MatlinPatterson and the Huntsman family and a Huntsman charitable trust, who collectively own approximately 57% of Huntsman’s common stock, have agreed to vote in favor of the transaction. The transaction is not subject to a financing condition and commitments have been obtained by Hexion for all necessary debt financing from affiliates of Credit Suisse and Deutsche Bank AG.  Hexion will have up to 12 months, subject to a 90 day extension by the Huntsman Board of Directors under certain circumstances, to close the transaction.

Huntsman’s Board of Directors authorized the delivery of a notice of termination of the Basell Agreement, along with the payment of the $200 million break-up fee required by the Basell Agreement.  Hexion funded $100 million of the Basell break-up fee while Huntsman funded the remaining $100 million.

Peter R. Huntsman, President and CEO of Huntsman, said: “This is a very favorable outcome for our shareholders and one that reflects a confidence in our Company of which our associates can be very proud.  Hexion is an attractive candidate for a merger with Huntsman.  We have complementary businesses and, together, will have an even stronger technology platform from which to serve our customers.”

Jon M. Huntsman, Founder and Chairman of Huntsman, added:  “I have invested much of my life in Huntsman Corporation and consider it the highest honor to be associated with such exceptional customers and associates.  However, the time has come when it is in the best interests of our shareholders to sell the Company.  I am pleased with the outcome of our merger negotiations with Apollo, and have every confidence that the combined Hexion and Huntsman teams will be superb stewards of this business for the next era.”

Huntsman will file a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) with further details concerning this transaction, including a copy of the Hexion merger agreement.

Merrill Lynch & Co. and Cowen and Company, LLC acted as financial advisors to Huntsman. Vinson & Elkins L.L.P. and Shearman and Sterling LLP acted as legal advisors to Huntsman.

About Huntsman

Huntsman is a global manufacturer and marketer of differentiated chemicals and pigments. Its operating companies manufacture products for a variety of global industries, including chemicals, plastics, automotive, aviation, textiles, footwear, paints and coatings, construction, technology, agriculture, health care, detergents, personal care, furniture, appliances and packaging. Originally known for pioneering innovations in packaging and, later, for rapid and integrated growth in petrochemicals, Huntsman today has 14,000 employees and over 75 operations in 24 countries. The company had 2006 revenues from all operations of over $13 billion. (www.huntsman.com)

About Hexion Specialty Chemicals, Inc.

Based in Columbus, Ohio (USA), Hexion Specialty Chemicals is the global leader in thermoset resins. Hexion serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion had 2006 sales of $5.2 billion and employs more than 7,000 associates. Additional information is available at www.hexion.com.

About Apollo Management

Founded in 1990, Apollo is a recognized leader in private equity, debt and capital markets investing. Since its inception, Apollo has successfully invested over $16 billion in companies representing a wide variety of industries, both in the U.S. and internationally. Apollo is currently investing its sixth private equity fund, Apollo Investment Fund VI, L.P., which along with related co-investment entities, has approximately $12 billion of committed capital.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger pursuant to the Hexion Agreement, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE HEXION AGREEMENT. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the Company’s website at  http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Hexion Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Hexion Agreement, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Hexion Agreement, which will be filed with the SEC.

CAUTIONARY STATEMENTS

The statements included in this news release regarding any transaction with Hexion, including the timing thereof, regulatory approvals, the likelihood that either such transaction could be consummated and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, market conditions, the Company’s financial results and performance, consummation of financing, satisfaction of closing conditions, actions by any other bidder and other factors detailed in risk factors and elsewhere in the Company’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.